Exhibit 99.1

                                                         For more information, please contact:
                                                         D. Mark Spencer or Richard V. Schmitz
                                                                   Co-Chief Executive Officers
                                                                                (303) 595-9898

June 6, 2002

The Board of Directors of Matrix Bancorp, Inc. (NASDAQ NM: MTXC - News)
announced today that it has accepted the resignation of Guy A. Gibson as
President and Chief Executive Officer of the Company. Mr. Gibson stated to the
Board of Directors his desire to pursue other business opportunities as the reason for his departure from Matrix. Mr. Gibson will continue to serve on the
Board of Directors of Matrix Bancorp.

The Company has entered into an agreement pursuant to which it has retained Mr.
Gibson as a consultant for an anticipated two-year period, permitting the
Company continued access to Mr. Gibson's insight and advice. The agreement sets forth other commitments on the part of the Company and Mr. Gibson that are intended to foster a continuing and mutually beneficial relationship. The Board has appointed D. Mark Spencer, formerly Vice Chairman, and Richard V. ("Rick")
Schmitz, current and continuing Chairman of the Board, to serve as Co-Chief
Executive Officers. Mr. Spencer has also been appointed to serve as President of the Company. Mr. Spencer and Mr. Schmitz, both whom founded the Company with Mr.
Gibson, will assume their new titles effective immediately.

Mr. Schmitz noted, "Guy has played a critical role in the emergence of Matrix
Bancorp as a creative participant in the financial services industry. The
Company has benefited enormously from his leadership, insight and strategic thinking."

Mr. Spencer said, "All of us at Matrix Bancorp are grateful for Guy's vision and leadership in guiding the Company to tremendous success. Guy is blessed with that entrepreneurial spirit, and his resignation as President and CEO gives him the time to pursue those entrepreneurial endeavors that he has wanted to do for some time. Nevertheless, as we have done on a daily basis for the past many years, Rick and I will continue to execute the core business strategy of the
Company. We plan on business as usual for the Company."

Mr. Gibson observed, "While it is difficult to step down as President and CEO of an organization that I have worked hard to grow and shape, I have the desire to pursue other business opportunities that do not fit within the Matrix strategic plan, so I must take less of a leadership role in the Company. I will continue to serve on the Board, and I am a significant Matrix stockholder, so I wish the
Company well and believe it is in good hands with the other two founders at the helm."

Matrix Bancorp, Inc. is a unitary thrift holding company headquartered in
Denver, Colorado. Its subsidiaries' operations are conducted primarily in
Colorado, Arizona, Texas and New Mexico.

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect,"
"anticipate," "predict," "plan," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements, within the meaning of the Private Securities
Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies filed by clients or customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; the occurrence of acts of terrorism, such as the events of September
11, 2001, or acts of war; competition; government regulation; possible future litigation; the actions or inactions of third parties; and other risks set forth in our periodic reports, filings and other public statements. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether a result of new information, what actually happens in the future or for any other reason.